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                                                                 EXHIBIT 23.3(B)

To the Board of Directors
and Shareholders of
Fiskars Power Systems A/S

     We consent to the incorporation by reference in the registration statements (Nos. 33-63969, 33-64818 and 33-88466) on Form S-3, registration statements (Nos. 33-63973, 33-63971, 33-39311, 33-39310, 33-35202 and 33-64121) on Form
S-8, and registration statement (No. 333-2471) on Form S-4 of Exide Electronics Group, Inc. of our report dated March 15, 1996 with respect to the balance sheets of Fiskars Power Systems A/S as of September 30, 1995 and December 31, 1994 and 1995, and the related statements of income and retained earnings and of cash flows for the nine months ended September 30, 1995 and each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K/A of Exide Electronics Group, Inc. dated July 9, 1996.

KPMG C. Jespersen
Copenhagen, Denmark
July 9, 1996

Torben Vonsild
State Authorized
Public Accountant